Exhibit 23.4

AMC Consultants Pty Ltd

179 Turbot Street, Brisbane

Queensland, 4060, Australia

CONSENT OF THIRD-PARTY QUALIFIED PERSON

AMC Consultants Pty Ltd (“AMC”), in connection with the Registration Statement on Form S-3 of TMC the metals company Inc. and any further amendments or supplements and/or exhibits thereto (collectively, the “Form S-3”), consent to:

●	the filing and use of the technical report summary titled “Technical Report Summary--Initial Assessment of the NORI Property, Clarion-Clipperton Zone, for Deep Green Metals Inc.” (the “NORI Technical Report”), with an effective date of March 17, 2021 and current as of December 31, 2022, as an exhibit to and referenced in the Form S-3;

●	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form S-3 and any such NORI Technical Report; and

●	the information derived, summarized, quoted or referenced from the NORI Technical Report, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-3.

AMC is responsible for authoring, and this consent pertains to, the following Sections of the NORI Technical Report:

●	Section 1: Summary

●	Section 2: Introduction

●	Section 3: Property description and location

●	Section 4: Accessibility, climate, local resources, infrastructure, and physiography

●	Section 5: History

●	Section 8.2: Sample preparation and assaying

●	Section 8.3: Quality assurance and quality control procedures 2018

●	Section 8.4: Quality assurance and quality control procedures 2019

●	Section 8.5: Moisture Content

●	Section 9: Data verification

●	Section 11: Mineral Resource estimates

●	Section 12: Mineral Reserve estimates

●	Section 13.3: Geotechnical considerations

●	Section 13.7: Life of Mine nodule production

●	Section 14.2: Project Zero

●	Section 15.1: On-shore infrastructure

●	Section 16: Market studies

●	Section 17: Environmental studies, permitting and social or community impact

●	Section 18 (except 18.3.1, 18.3.2, 18.6.1, 18.6.6): Capital and operating costs

●	Section 19: Economic analysis

●	Section 20: Adjacent properties

●	Section 21: Other relevant data and information

●	Section 22: Interpretation and conclusions

●	Section 23: Recommendations

●	Section 24: References

●	Section 25: Reliance on information provided by the registrant

Dated this November 30, 2023

/s/ Roderick David Carlson
Roderick David Carlson
General Manager, Brisbane Office

Signature of Authorized Person for
AMC Consultants Pty Ltd, a Qualified Third-Party Firm